                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel"
in the Statement of Additional Information comprising a part of Post-Effective
Amendment No. 34 to the Form N-1A Registration Statement of Morgan Stanley Focus
Growth Fund, File No. 2-66269. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities
Act of 1933 or the rules and regulations of the Securities and Exchange
Commission thereunder.

/s/ Clifford Chance US LLP

New York, New York
April 25, 2007